CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the New Mexico Software, Inc. 2006 Employee Stock Purchase Plan of our report dated March 27, 2006 with respect to our audit of the financial statements of New Mexico Software, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2005 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ EPSTEIN, WEBER & CONOVER, P.L.C.

Scottsdale, Arizona

April 17, 2006